Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 30, 2010, included in United States Heating Oil Fund, LP Form 10-K, relating to the financial statements of  United States Heating Oil Fund, LP as of and for the periods ended December 31, 2009 and 2008, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
April 12, 2010